Exhibit 10.3

                               THIRD AMENDMENT
                                   TO THE
               HANNAFORD BROS. CO. SAVINGS AND INVESTMENT PLAN

The Hannaford Bros. Co. Savings and Investment Plan (the "Plan") was last amended and restated effective generally January 1, 1993. The Plan has been further amended by a First Amendment, effective generally January 1, 1994, and a Second Amendment, effective generally January 1, 1993. The Plan is hereby further amended in the following respects:

1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

2.  The first sentence of Article I is hereby amended to read as follows:

"The purpose of this Plan is to encourage Eligible Employees to provide for their financial security through regular savings."

3.  Section 2.03 is hereby amended to read as follows:

"2.03 `Administrative Committee' shall mean the Committee appointed in accordance with Section 13.01."

4.  Section 2.07(a)(iii) is hereby amended to read as follows:

"(iii) Failure to return to the employ of an Employer or a Related Employer prior to the expiration of the period entitling such Employee to reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 or any other applicable federal law after military service in the Armed Forces of the United States;"

5.  Section 2.07(b)(iii) is hereby amended to read as follows:

"(iii) Failure to return to the employ of an Employer or a Related Employer prior to the expiration of the period entitling such Employee to reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 or any other applicable federal law after military service in the Armed Forces of the United States;"

6.  The first sentence of Section 2.11 is hereby amended to read as follows:

"2.11 `Compensation' shall mean the basic compensation paid, before any reduction pursuant to a Deferral Election or a benefit election under an Employer's Code Section 125 plan, by an Employer to an Employee for services rendered while a Participant, excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, unguaranteed overtime pay, bonuses, and other irregular payments."

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7.  Section 2.19 is hereby amended to read as follows:

"2.19 `Employee' shall mean any individual who is employed by the Company or one of its subsidiaries in its Northeast Division, excluding Leased Employees."

8.  Section 2.21 is hereby amended to read as follows:

"2.21 `Employer Contribution' shall mean any Elective Contribution, Matching Contribution or such additional contribution as may be required under Section 4.09 made by an Employer in accordance with the terms of the Plan."

9.  The last sentence of Section 2.32 is hereby amended to read as follows:

"The Hours of Service described in this paragraph shall be credited in the computation period in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such period solely because the Employee is credited with such Hours of Service, or, in all other cases, in the immediately following computation period."

10.  Section 2.40 is hereby amended to read as follows:

"2.40 `Named Fiduciary' or `Named Fiduciaries' shall mean, with respect to the operation and administration of the Plan, the Administrative Committee, and with respect to the management of the Trust Fund, the Finance Committee and the Trustee."

11.  Section 2.43 is hereby amended to read as follows:

"2.43 `Participant' shall mean an Eligible Employee who elects to participate in the Plan in accordance with Section 3.01, or who has made a Rollover Contribution or on whose behalf a direct transfer has been made in accordance with Section 4.09."

12.  Section 2.45 is hereby amended to read as follows:

"2.45  `Plan' shall mean the Hannaford Northeast Savings and Investment
Plan."

13.  Section 2.57 is hereby amended to read as follows:

"2.57 `Valuation Date' shall mean the last day of each calendar month; provided, however, when such term is used in the context of Article X, such term shall mean the last day of each Plan Year."

14.  Section 3.03 is hereby amended to read as follows:

"3.03 Reemployed Eligible Employee. An Eligible Employee who is reemployed by an Employer shall again be eligible to participate in the Plan as of his or her Reemployment Commencement Date."

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15.  Section 3.04 is hereby amended to read as follows:

"3.04  Change of Employment Status.

(a) An Employee whose employment status changes by reason of being transferred from the employ of a Related Employer that has not adopted the Plan to the employ of an Employer (or by reason of being transferred within the Company to its Northeast Division) shall be eligible to participate in the Plan as of the later of the first day of the second month following the date his or her employment status changes or the first day of the second month following the month in which he or she meets the requirements of
Section 3.02.  Notwithstanding the preceding sentence to the contrary,

(i) if such Employee is an eligible employee (but not a participant) under the Hannaford Southeast Savings and Investment Plan as of the date his or her employment status changes, he or she shall be eligible to participate in this Plan as of such date; and

(ii) if such individual is a participant in the Hannaford Southeast Savings and Investment Plan as of the date his or her employment status changes, he or she shall be eligible to participate in the Plan as of such date, and his or her deferral election and investment direction in effect under the Hannaford Southeast Savings and Investment Plan as of such date shall be deemed a Deferral Election under Section 5.01 and an investment direction under Section 11.05 of this Plan.

(b) A Participant whose employment status changes by reason of being transferred to the employ of a Related Employer that has not adopted the Plan (or by reason of being transferred within the Company to its Southeast Division) shall nevertheless continue to participate in the Plan, but without the right to make a Deferral Election or share in an allocation of Employer Contributions occurring after the date his or her employment status changes, until the earlier of the date the assets credited to his or her Account are transferred pursuant to Section 4.09 to the Hannaford Southeast Savings and Investment Plan or any other plan of a Related Employer and the date he or she ceases to be employed by the Company and any other Related Employer."

16.  Section 4.01(b) is hereby amended to read as follows:

"(b) The Matching Contributions, if any, to be made on behalf of each Participant in its employ during such year who has made a Deferral Election for such year at the rate determined by the Human Resources Committee of the Board of Directors; provided, however, no Matching Contributions may be made with respect to any Excess Deferral or Excess Elective Contribution or any Elective Contribution which is returned to the Participant pursuant to
Section 7.04(b)."

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17.  The first sentence of Section 4.07(g) is hereby amended to read as follows:

"(g) For purposes of this Section, Matching Contributions shall be treated as made for a Plan Year to which they relate if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year."

18. The last sentence of Section 4.07(k) is hereby amended to read as follows:

"The determination of the amount of Excess Matching Contributions with respect to the Plan shall be made after first determining the amount of Excess Deferrals under Article VI and then determining the amount of Excess Elective Contributions under Section 5.03."

19.  Section 4.09 is hereby amended to read as follows:

"4.09 Direct Transfers. The Administrative Committee may direct the Trustee to transfer the assets credited to the Account of a Participant or Former Participant to another employer's retirement plan, provided immediately prior to the transfer, the transferee plan contains a provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code. Notwithstanding the preceding sentence to the contrary, in the case of a Participant whose employment status changes by reason of being transferred to the employ of a Related Employer that has adopted the Hannaford Southeast Savings and Investment Plan (or by reason of being transferred within the Company to its Southeast Division), the Administrative Committee shall direct the Trustee to transfer the assets credited to the Account of such Participant to the Hannaford Southeast Savings and Investment Plan as of the date of such change in employment status or as soon as practicable thereafter. In the case of a Participant whose employment status changes prior to July 1, 1995, by reason of being transferred to the employ of a Related Employer that has adopted the Hannaford Southeast Savings and Investment Plan (or by reason of being transferred within the Company to its Southeast Division), the Administrative Committee shall direct the Trustee to transfer the assets credited to the Account of such Participant to the Hannaford Southeast Savings and Investment Plan as of July 1, 1995, or as soon as practicable thereafter.

The assets of another profit sharing plan may, with the prior consent of the Administrative Committee, be directly transferred to the Plan, provided immediately prior to the transfer, the transferor plan contains provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code. Upon receipt, the Administrative Committee shall credit the Account of each Employee who participated in the transferor plan with the portion of the transferred assets standing to the credit of such Employee under the transferor plan immediately prior to such transfer, provided such amount

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shall be separately accounted for in accordance with Section 8.01.  With respect to a Participant who has an outstanding loan balance under the transferor plan at the time of the transfer, the promissory note evidencing such loan shall be transferred to this Plan and the outstanding loan balance shall be treated in accordance with the provisions of Section 9.07 as an outstanding loan balance under this Plan.

Except as hereinafter provided, each elective, matching or other type of contribution comprising the Transfer Account of any Employee or Participant shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution. An Employee or Participant may direct the investment of each type of contribution comprising his or her Transfer Account only to the extent provided for in the transferor plan. The portion of the Transfer Account invested in Company Stock at the time of the transfer and not subject to participant investment direction under the transferor plan shall remain invested in Company Stock. Each type of contribution comprising the Transfer Account which was not fully vested under the transferor plan as of the date of the transfer shall remain subject to the vesting schedule set forth in the transferor plan; provided, however, when a Participant attains Normal Retirement Age he or she shall have a fully vested right to his or her Transfer Account. Each type of contribution comprising the Transfer Account which was fully vested under the transferor plan as of the date of the transfer shall remain fully vested under this Plan.

Notwithstanding the foregoing provisions of this Section to the contrary, this Plan shall not accept any direct or indirect transfers after December 31, 1984, from a Plan which is subject to Section 401(a)(11) of the Code.

Notwithstanding the foregoing provisions of this Section and Section 9.01 to the contrary, this Plan may accept a direct or indirect transfer of assets from the Hannaford Southeast Savings and Investment Plan, and the following provisions shall apply to such transfer.

(a) If a Participant is not vested in any portion of his or her Transfer Account which is attributable to matching contributions and discretionary contributions at the time he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, the balance of such sub-accounts shall be forfeited as of the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them. If such Participant is reemployed by an Employer or any Related Employer prior to incurring five (5) consecutive Breaks in Service, the balance of his or her matching contributions and discretionary contributions sub-accounts under the Transfer Account as of the Valuation Date coinciding with or next following the date he or she ceased to be employed shall be restored.

Restoration shall be made by the end of the Plan Year following the Plan Year in which the Participant is reemployed by an Employer or any Related Employer. Restoration shall first be made out of forfeitures and to the extent forfeitures are insufficient, then out of Employer Contributions.

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The amounts forfeited by Participants in any Plan Year shall be used to make restoration in accordance with this Section and, to the extent forfeitures exceed the amounts required to make restoration, to reduce Employer Contributions. The amount, if any, by which forfeitures occurring during a Plan Year exceed the sum of the amounts required to make restoration and the amount required to be contributed by an Employer for such Plan Year shall be credited to an excess forfeiture account, which shall be adjusted for the income, expenses, gains and losses attributable thereto in the same manner provided for adjustment of Accounts. On the Valuation Date coinciding with the last day of the next succeeding Plan Year, the excess forfeiture account shall be closed and treated as a forfeiture occurring in such Plan Year.
This procedure shall be repeated for each Plan Year in which forfeitures occurring during such year exceed the sum of the amount required to make restoration and the amount required to be contributed by an Employer for such year, subject, however, to such modification as may be required by the Section governing termination of the Plan.

(b) Once each calendar month, a Participant or Former Participant may elect to reinvest the balance of his or her Transfer Account attributable to elective contributions, matching contributions and rollover contributions allocated under the Hannaford Southeast Savings and Investment Plan in any one or more of the Investment Funds, provided the portion of such Participant's or Former Participant's Transfer Account attributable to such contributions invested in any Investment Fund must be one percent, or any multiple thereof, of such balance. Such election shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the first business day of the calendar month following receipt by the Administrative Committee or as soon as practicable thereafter."

20. The last sentence of the first paragraph of Section 5.01 is hereby amended to read as follows:

"A Deferral Election shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee."

21. The first sentence of Section 5.02 is hereby amended to read as follows:

"A Participant may amend his or her Deferral Election to increase or decrease the deferral percentage within the limits of Section 5.01 or may terminate his or her Deferral Election by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee."

22. The last sentence of the second paragraph of Section 5.01 is hereby deleted and replaced with the following two sentences:

"A deemed Deferral Election pursuant to Section 3.04(a) shall be effective as soon as practicable on or after the date of the affected individual's change in employment status. A Deferral Election shall remain in effect until amended or terminated in accordance with Section 5.02."

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23.  Section 8.02 is hereby amended to read as follows:

"8.02 Adjustments. The Administrative Committee shall adjust the Participants' Accounts as of each Valuation Date as follows:

(a) First, determine the net fair market value of each Investment Fund as of the close of business on such date or, if that date is not a business day, as of the close of business on the last preceding business day.

(b) Second, allocate the income, expenses, gains and losses of each Investment Fund among the Accounts in proportion to the Account balances (to the extent invested in such fund) as of the preceding Valuation Date, increased by one-half (1/2) of the sum of the contributions and periodic loan repayments invested on behalf of the Participant in such fund since the preceding Valuation Date and by that portion of any lump sum loan repayment invested in such fund since the preceding Valuation Date.

(c) Third, reduce the separate Account of each Participant to reflect distributions, loans and withdrawals made from such Account since the preceding Valuation Date.

(d) Fourth, credit each Participant's Account with the contributions made on his or her behalf, the assets transferred from another qualified plan in accordance with Section 4.09, and the Participant's loan repayments since the preceding Valuation Date.

(e) Fifth, adjust each Participant's Account to reflect transfers among the Investment Funds.

(f) Notwithstanding the foregoing provisions of this Section to the contrary, the Administrative Committee may debit in a uniform and nondiscriminatory manner the Account of any Participant or Former Participant as of any Valuation Date in the amount of any reasonable expense attributable to such Participant's or Former Participant's exercise of control over his or her Account since the preceding Valuation Date. The Administrative Committee shall establish, in writing, reasonable procedures to inform Participants and Former Participants that such expenses may be charged to their Accounts pursuant to this Section 8.02(f), to inform each Participant or Former Participant at least annually of the actual expenses incurred with respect to his or her Account, and to otherwise carry out this subsection. A Participant's or Former Participant's "exercise of control over his or her Account" shall include but not be limited to the following:

(i)  a request for a loan pursuant to Section 9.07;

(ii) a request for a hardship withdrawal distribution pursuant to Section 9.08; and

(iii)  an investment direction pursuant to Section 11.05 or Section 11.06."

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24.  Section 9.01 is hereby amended to read as follows:

"9.01  Distribution to Participants.  Except as otherwise provided in
Section 4.09, each Participant shall have a fully vested and nonforfeitable interest in his or her Account.

(a) Subject to the provisions of subsections (c), (d), (e), (f) and (g) below, a Participant may elect to receive distribution of the vested portion of his or her Account as of any Valuation Date which occurs after the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them.

(b) With respect to any Plan Year commencing after December 31, 1984, a Participant shall be entitled to a distribution of the vested portion of his or her Account upon the occurrence of any of the following events:

(i) the termination of the Plan by the Participant's Employer, without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

(ii) the sale or other disposition by an Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Employer in a trade or business of the Employer, if the Participant continues employment with the corporation acquiring such assets; or

(iii) the sale or other disposition by an Employer of such Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), to an unrelated entity if the Participant continues employment with such subsidiary.

Subject to the provisions of subsections (c), (d), (e), (f) and (g) below, a Participant may elect to receive distribution of the vested portion of his or her Account as of any Valuation Date following the occurrence of such event.

An election pursuant to subsections (a) or (b) above shall be made by delivering a written election, on such form as the Administrative Committee may prescribe, to the Administrative Committee at least fifteen (15) days in advance of the Valuation Date, specified in the election, as of which distribution is to be made. The Participant's Account shall be valued as of the Valuation Date elected by the Participant and distribution shall be made in a lump sum as soon as practicable thereafter.

(c) Notwithstanding the foregoing provisions of this Section to the contrary, if the value of the vested portion of a Participant's Account does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the Valuation Date following the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution), his or her Account shall be distributed in a lump sum as soon as practicable after such Valuation Date.

(d) Notwithstanding the foregoing provisions of this Section to the contrary, distribution to a Participant shall be made not later than the sixtieth (60th) day after the later of the close of the Plan Year in which the Participant attains the Normal Retirement Age or in which the Participant ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them.

(e) Notwithstanding the foregoing provisions of this Section to the contrary, a Participant may elect to receive or commence receiving distribution of the vested portion of his or her Transfer Account, if any, which is attributable to his or her account balance under the Hannaford Southeast Savings and Investment Plan as of June 30, 1995, at such time and in such manner as provided in Exhibit A to this Plan; provided, however, this subsection (e) shall not apply if such vested portion does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of such date (and did not exceed Three Thousand Five Hundred Dollars ($3.500.00) as of the date of any prior distribution).

(f) Notwithstanding the foregoing provisions of this Section to the contrary, effective January 1, 1989, distribution to a Participant shall be made or commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half.

(g) Notwithstanding the foregoing provisions of this Section to the contrary, distribution to a Participant who has attained age seventy and one-half before January 1, 1988, and is not a Five Percent Owner, shall be made not later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half or the calendar year in which the Participant retires.

For purposes of this subsection (g), a Five Percent Owner shall mean a Participant who is a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which such Participant attains age sixty-six and one-half or any subsequent Plan Year."

25. Section 9.02 and Section 9.03 are hereby amended by replacing "Section 9.01(e)" with "Section 9.01(f)."

26. The last sentence of the first paragraph of Section 9.04 is hereby amended to read as follows:

"A Participant's Account shall be valued as of the Valuation Date next following the date of his or her death and shall be distributed to his or her surviving spouse or Beneficiary in a lump sum as soon as practicable thereafter, but not later than sixty (60) days after the close of the Plan Year in which the Participant's death occurs."

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27.  Section 9.04 is hereby amended by adding the following paragraph at the end thereof:

"Notwithstanding the foregoing provisions of this Section to the contrary, a surviving spouse or Beneficiary may elect to receive or begin receiving distribution of the portion of the Participant's Transfer Account balance, if any, which was allocated to such Participant's account under the Hannaford Southeast Savings and Investment Plan as of June 30, 1995, at such time and in such manner as provided in Exhibit A to this Plan; provided, however, this paragraph shall not apply if such portion does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of such date (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution)."

28. The first three lines of Section 9.07 are hereby amended to read as follows:

"9.07 Loans. The Administrative Committee may direct the Trustee to make a loan or loans from the vested portion of a Participant's Account to a Participant or beneficiary who is a `Party in Interest' as defined in
Section 3(14) of ERISA, subject to the following:"

29. The first sentence of Section 9.07(c) is hereby amended to read as follows:

"(c)  No loan shall be made in an amount less than Five Hundred Dollars
($500.00)."

30. Section 9.07 is hereby amended by adding the following subsection (l) at the end thereof:

"(l) In the event a loan is to be made to a Participant or Beneficiary with a Transfer Account, notwithstanding Section 9.07(e) to the contrary, not more than fifty percent of a Participant's vested interest in his or her Account may be used as collateral for the loan, and `fifty percent of the Participant's vested interest in his or her Account' shall be substituted for `fifty percent of the Participant's Account' in subparagraph 9.07(d)(ii)."

31.  Section 9.08(c)(i)(cc) is hereby amended to read as follows:

"(cc) Payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code); and"

32. Section 9.08 is hereby amended by adding the following subsection (h) at the end thereof:

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"(h)  For purposes of this Section 9.08, the vested portion of a
Participant's Transfer Account, if any, attributable to matching contributions and discretionary contributions which were allocated to his or her account under the Hannaford Southeast Savings and Investment Plan as of June 30, 1995, shall be deemed part of his or her Elective Contributions."

33.  Section 10.02 is hereby amended to read as follows:

"10.02 Minimum Vesting Requirements. The vested percentage of each Participant in the portion of his or her Transfer Account which was not fully vested under the transferor plan as of the date of the transfer shall be determined in accordance with the following schedule:

Number of Participant's
Years of Service             Vested Percentage

Less than 3                        0%
3 or more                        100%

For purposes of this Section, a `Year of Service' shall have the meaning given such term in Section 15.01."

34.  Section 11.05 is hereby amended to read as follows:

"11.05 Investment of Elective Contributions. Each Participant may direct that Elective Contributions made on his or her behalf shall be invested in any one or more of the Investment Funds, provided the percentage of Elective Contributions to be invested in any Investment Fund must be one percent, or any multiple thereof. An investment direction should be made by such written, telephonic, or electronic means as shall be prescribed by the Administrative Committee.

A Participant's investment direction, if received by the Administrative Committee prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Administrative Committee before he or she commences participation, the Elective Contributions on behalf of such Participant shall be invested in the fund which presents the least risk of loss as determined by the Trustee. An investment direction received by the Administrative Committee after the date a Participant commences participation shall be effective as of the first business day of the calendar month following receipt by the Administrative Committee or as soon as practicable thereafter. A deemed investment direction pursuant to Section 3.4(a) shall be effective as of the date of the affected individual's change in employment status.

Once each calendar month, a Participant may elect to have future Elective Contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected, but in multiples of one percent. An election modifying a previous investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the

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first business day of the calendar month following receipt by the
Administrative Committee or as soon as practicable thereafter."

35.  Section 11.06 is hereby amended to read as follows:

"11.06 Reinvestment of Elective Contributions Account. Once each calendar month, a Participant, Former Participant, surviving spouse or Beneficiary may elect to reinvest the balance of his or her Elective Contributions Account in any one or more of the Investment Funds, provided the portion of such Elective Contributions Account invested in any Investment Fund must be one percent, or any multiple thereof, of such balance. An election to reinvest an Elective Contributions Account shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the first business day of the calendar month following receipt by the Administrative Committee or as soon as practicable thereafter."

36. Article XIII is hereby amended by adding the following Section 13.11 at the end thereof:

"13.11 Confidentiality of Participant Decisions Relating to Company Stock. The Administrative Committee shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Stock, and the exercise of voting, tender and similar rights with respect thereto, by Participants, Former Participants, surviving spouses and Beneficiaries. The Administrative Committee shall be responsible for ensuring that such procedures meet the requirements of ERISA Reg. Section 2550.404c-1(d)(2). In the event the Administrative Committee determines that a particular situation involves a potential for undue Employer or Related Employer influence upon Participants, Former Participants, surviving spouses and Beneficiaries within the meaning of ERISA Reg. Section 2550.404c-1(d)(2), the Administrative Committee shall promptly appoint an independent fiduciary to perform the role of the Administrative Committee and carry out activities with respect to such situation. Such independent fiduciary shall not be a person affiliated with an Employer within the meaning of ERISA Reg. Section 2550.404c-1(e)(3)."

37. Section 12.01 is hereby amended by deleting subsection (f) and by redesignating existing subsections (g) through (i) as (f) through (h).

38.  Section 18.02(a)(v) is hereby amended to read as follows:

"(v) The fiduciaries, including but not limited to, the Trustee, the Finance Committee, the Administrative Committee and any Investment Manager shall have no responsibility for the investment elections made by Participants, Former Participants, surviving spouses or Beneficiaries or for the exercise of voting, tender or similar rights by Participants, Former Participants, surviving spouses or Beneficiaries, except as otherwise provided by applicable law."

39.  This Amendment shall be effective July 1, 1995; provided, however, that
Part 36 shall be effective January 1, 1995.